As filed with the Securities and Exchange Commission on July 2, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pioneer Drilling Company

(Exact name of registrant as specified in its charter)

Texas	74-2088619
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of Principal Executive Offices)	(Zip Code)

Pioneer Drilling Company Amended and Restated 2007 Incentive Plan

(Full title of the plan)

Carlos R. Peña

Vice President, General Counsel, Secretary and Compliance Officer

Pioneer Drilling Company

1250 N.E. Loop 410, Suite 1000

San Antonio, TX 78209

(210) 828-7689

Copies to:

Daryl L. Lansdale, Jr.

Fulbright & Jaworski L.L.P.

300 Convent Street, Suite 2200

San Antonio, TX 78205

(210) 270-9367

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.10 par value per share	1,500,000 shares	$4.67	$7,005,000	$390.88

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an additional indeterminable number of shares of common stock that may be issued under the Pioneer Drilling Company Amended and Restated 2007 Incentive Plan as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act and based upon the average of the high and low prices of Pioneer Drilling Company’s common stock, $0.10 par value per share (the “Common Stock”) on June 25, 2009, as reported by the NYSE Amex.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Pioneer Drilling Company (the “Company”) to register an additional 1,500,000 shares of Common Stock that may be issued under the Pioneer Drilling Company Amended and Restated 2007 Incentive Plan (the “Plan”). These shares are in addition to the 3,000,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s registration statement on Form S-8 (Registration No. 333-153180), filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2008 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except as amended hereby.

There are 4,500,000 shares of Common Stock reserved for issuance under the Plan, of which 3,000,000 shares are registered under the Prior Registration Statement and 1,500,000 shares are registered under this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information required in Part I of Form S-8 have been, or will be, sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the introductory note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009;

(2) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 7, 2009;

(3) The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 10, 2009, that are incorporated by reference into Part III of our Annual Report on From 10-K for the fiscal year ended December 31, 2008;

(4) The Company’s Current Report on Form 8-K, filed on January 14, 2009; and

(5) The description of the Common Stock contained in the Company’s registration statement on Form 8-A/A (Registration No. 001-08182), filed on February 6, 2006, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

Exhibit No.	Description
4.1	Restated Articles of Incorporation of Pioneer Drilling Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 26, 2009)

4.2	Amended and Restated Bylaws of Pioneer Drilling Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed December 15, 2008)

4.3	Pioneer Drilling Company Amended and Restated 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed April 10, 2009)

4.4	Form of Certificate representing Common Stock of Pioneer Drilling Company (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8, filed November 18, 2003 (Registration No. 333-110569))

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Counsel (contained in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP

24.1*	Power of Attorney

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 2, 2009.

Pioneer Drilling Company

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wm. Stacy Locke Wm. Stacy Locke	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2009

/s/ Lorne E. Phillips Lorne E. Phillips	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

*	Director	July 2, 2009
Dean A. Burkhardt

*	Director	July 2, 2009
C. John Thompson

*	Director	July 2, 2009
John Michael Rauh

*	Director	July 2, 2009
Scott D. Urban

* By:	/s/ Carlos R. Peña
Carlos R. Peña Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of Pioneer Drilling Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 26, 2009)

4.2	Amended and Restated Bylaws of Pioneer Drilling Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed December 15, 2008)

4.3	Pioneer Drilling Company Amended and Restated 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed April 10, 2009)

4.4	Form of Certificate representing Common Stock of Pioneer Drilling Company (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8, filed November 18, 2003 (Registration No. 333-110569))

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Counsel (contained in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP

24.1*	Power of Attorney

*	Filed herewith